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                                                                     EXHIBIT 3.2


                              WARRANT CERTIFICATE

              THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
              AT 4:00 P.M. (VANCOUVER TIME) ON DECEMBER 30TH, 1999

                         ______ SHARE PURCHASE WARRANTS
                      TO PURCHASE _______ COMMON SHARES OF
                           INFORMATION HIGHWAY, INC.
                    incorporated in the State of Washington


THIS IS TO CERTIFY THAT ____________, of _______________________, (the "Holder")
has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to _____ fully paid and non-assessable common shares (the "Shares") of INFORMATION HIGHWAY, INC. (the "Company") on or before 4:00 p.m. (Vancouver time) on December 30th, 1999 (the "Expiry Date").

1. ONE WARRANT AND $1.00 U.S. ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS _______ WARRANTS.

2. These Warrants are issued subject to the Terms and Conditions attached to the Warrants issued by the Company (the "Terms and Conditions") and dated October 15, 1998, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.

3. A copy of the Terms and Conditions may be obtained from the head office of the Company at #185, 10751 Shellbridge Way, Richmond, British Columbia, V6X 2W8.

4. Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

5. These Warrants are not validly created until this Warrant certificate is countersigned by Nevada Agency and Trust Company.

IN WITNESS WHEREOF the Company has caused its seal to be affixed and this Warrant to be signed by the undersigned, this 30th day of December, 1998.

INFORMATION HIGHWAY, INC.           NEVADA AGENCY AND TRUST COMPANY


Per:____________________________ c/s     Per:______________________
    President                            Authorized Signatory


PLEASE NOTE THAT ALL CERTIFICATES MUST BE LEGENDED AS FOLLOWS:

   THE SHARES TO BE ACQUIRED UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER, UNLESS REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE
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   TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE
   REGISTRATION PROVISIONS THEREOF.

TERMS AND CONDITIONS dated October 15, 1998, attached to the Warrant Certificates issued by INFORMATION HIGHWAY, INC. for an aggregate of 600,000 Warrants.


ARTICLE 1 - INTERPRETATION
--------------------------

SECTION 1.1 - DEFINITIONS

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

     (a) "COMPANY" means INFORMATION HIGHWAY, INC. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

     (b) "COMPANY'S AUDITORS" means an independent firm of accountants duly appointed as auditors of the Company;

     (c) "DIRECTOR" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

     (d) "HEREIN", "HEREBY" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "ARTICLE" and "SECTION", followed by a number refer to the specified Article or Section of these Terms and Conditions;

     (e) "PERSON" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

     (f) "SHARES" means the common shares in the capital stock of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

     (g) "TRANSFER AGENT" means Nevada Agency & Trust Company, at its head office in Reno, Nevada or its successors;

     (h)  "WARRANT HOLDERS" or "HOLDERS" means the holders of the Warrants;
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          and

     (i) "WARRANTS" means the warrants of the Company issued and presently authorized, as set out in Section 2.01 hereof and for the time being outstanding.

SECTION 1.2 - GENDER

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

SECTION 1.3 - INTERPRETATION NOT AFFECTED BY HEADINGS

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

SECTION 1.4 - APPLICABLE LAW

The Warrants will be construed in accordance with the laws of the State of Washington and the laws of the United States of America applicable thereto and will be treated in all respects as Washington contracts.


ARTICLE 2 - ISSUE OF WARRANTS
-----------------------------

SECTION 2.1 - ISSUE OF WARRANTS

Warrants entitling the Holders thereof to purchase up to an aggregate of 600,000 common shares are authorized to be issued by the Company. The Warrant certificates represent an aggregate of 600,000 Warrants.

SECTION 2.2 - ADDITIONAL WARRANTS

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

SECTION 2.3 - WARRANT TO RANK PARI-PASSU

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari-passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

SECTION 2.4 - ISSUE IN SUBSTITUTION FOR LOST WARRANTS

(1) In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one
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     mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(2) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

SECTION 2.5 - WARRANT HOLDER NOT A SHAREHOLDER

The holding of a Warrant will not constitute the holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.


ARTICLE 3 - NOTICE
------------------

SECTION 3.1 - NOTICE TO WARRANT HOLDERS

Any notice to be given to the Holders will be sent by prepaid registered post and will be deemed to have been received by the Holder on the fourth day following the mailing thereof. Any such notice will be addressed to the Holder at the address of the Holder appearing on the Holder's Warrant or to such other address as the Holder may advise the Company by notice in writing.

SECTION 3.2 - NOTICE TO THE COMPANY

Any notice to be given to the Company will be sent by prepaid registered post addressed to the Company at its registered office and will be deemed to have been received by the Company on the fourth day following the mailing thereof, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a labour dispute, slow down, or other disruption which might effect the normal delivery of such notice by the mails, then such notice shall only be effective if and when received by the Company.


ARTICLE 4 - EXERCISE OF WARRANTS
--------------------------------

SECTION 4.1 - METHOD OF EXERCISE OF WARRANTS

The right to purchase shares conferred by the Warrants may be exercised by the Holder of such Warrant surrendering it, with a duly completed and executed subscription form attached
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to the Warrant certificate, together with cash or a certified cheque payable to or to the order of the Company, at par, in Richmond, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at its head office in Richmond, British Columbia.

SECTION 4.2 - EFFECT OF EXERCISE OF WARRANTS

(1) Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(2) Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

SECTION 4.3 - SUBSCRIPTION FOR LESS THAN ENTITLEMENT

The holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of common shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

SECTION 4.4 - WARRANTS FOR FRACTIONS OF SHARES

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a common share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such common shares.

SECTION 4.5 - EXPIRATION OF WARRANTS

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

SECTION 4.6 - TIME OF ESSENCE

Time will be of the essence hereof.

SECTION 4.7 - SUBSCRIPTION PRICE
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One Warrant and $1.00 U.S. are required to subscribe for each share.

SECTION 4.8 - ADJUSTMENT OF EXERCISE PRICE

The exercise price and the number of common shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(1) If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the exercise price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

(2) (a) In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company's resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization;

     (b) In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants;

     (c) The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this paragraph 4.8(2);

(3) The adjustments provided for in this Section are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

SECTION 4.9 - DETERMINATION OF ADJUSTMENTS

If any questions will at any time arise with respect to the exercise price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of chartered accountants, in Vancouver, British Columbia that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holders of the Warrants.

ARTICLE 5 - COVENANTS BY THE COMPANY
------------------------------------

SECTION 5.1 - RESERVATION OF SHARES

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

SECTION 5.2 - COMPANY MAY PURCHASE

The Company may from time to time offer to purchase and purchase, for cancellation only, any Warrants in such manner, from such persons and on such terms and conditions as it determines.


ARTICLE 6 - WAIVER OF CERTAIN RIGHTS
------------------------------------

SECTION 6.1 - IMMUNITY OF SHAREHOLDERS, ETC.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.


ARTICLE 7 - MODIFICATION OF TERMS, MERGER, SUCCESSORS
-----------------------------------------------------

SECTION 7.1 - MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

SECTION 7.2 - TRANSFERABILITY

The Warrant and all rights attached to it are not transferable or assignable.


DATED this 15th day of October, 1998.


                                    INFORMATION HIGHWAY, INC.
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                                    By:
                                       ___________________________
                                         Director